UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Although it has not yet finalized its full financial results for the first quarter ended March 31, 2025, Semler Scientific, Inc., or Semler Sci, is providing select preliminary unaudited financial information for the first quarter ended March 31, 2025 and an update on its Bitcoin holdings as of March 31, 2025.

Semler Sci anticipates reporting for the first three months ended and as of March 31, 2025:

•	Revenues of $8.8 to $8.9 million.

•	Loss from operations of $1.3 to $1.5 million (which includes approximately $1.5 million of non-cash stock compensation, $0.4 million in state sales and use tax accrual, and $0.4 million in legal fees relating to the U.S. Department of Justice, or DOJ, civil investigative demand, or CID).

•	Unrealized loss from the change in fair value of bitcoin holdings since December 31, 2024 of approximately $41.8 million.

•	Bitcoin holdings of 3,192 bitcoins as of March 31, 2025, valued at approximately $263.5 million.

•	Contingent liability relating to the settlement of DOJ CID of approximately $29.75 million.

•	Cash, restricted cash and cash equivalents as of March 31, 2025 of approximately $9.9 million.

Semler Sci’s financial closing procedures for the first quarter ended March 31, 2025, are not yet complete. The preliminary unaudited financial information presented are estimates based on information available to management as of the date of this current report on Form 8-K, have not been reviewed or audited by the Semler Sci’s independent registered accounting firm, and are subject to change. It is possible that the final results may differ from the preliminary unaudited information provided, including differences due to the completion of the financial closing procedures and/or the interim review process; changes in facts, circumstances and/or assumptions and/or developments in the interim. The preliminary unaudited financial information does not present all information necessary for a complete understanding of Semler Sci’s results for the first quarter ended March 31, 2025 and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Item 8.01. Other Events.

Select Preliminary Unaudited Financial Information

The select preliminary unaudited financial information and Bitcoin holdings for the first quarter ended March 31, 2025 reported under Item 2.02 is hereby incorporated by reference herein.

Semler Sci’s financial closing procedures for the first quarter ended March 31, 2025, are not yet complete. The preliminary unaudited financial information presented are estimates based on information available to management as of the date of this current report on Form 8-K, have not been reviewed or audited by the Semler Sci’s independent registered accounting firm, and are subject to change. It is possible that the final results may differ from the preliminary unaudited information provided, including differences due to the completion of the financial closing procedures and/or the interim review process; changes in facts, circumstances and/or assumptions and/or developments in the interim. The preliminary unaudited financial information does not present all information necessary for a complete understanding of Semler Sci’s results for the first quarter ended March 31, 2025 and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

DOJ CID Update

As previously reported, in Part I, Item 3 of its annual report on Form 10-K for the year ended December 31, 2024, on February 11, 2025, Semler Sci began initial settlement discussions with DOJ pertaining to a CID, but ceased initial discussions on that date. Semler Sci subsequently resumed settlement discussions with DOJ and has reached agreement in principle on payment of $29.75 million to settle all claims (which amount excludes any potential relator counsel fees that may also be payable). There is no guarantee that Semler Sci will be able to reach final agreement with DOJ or the Department of Health and Human Services, or HHS, which may require Semler Sci to make further undertakings in connection with the proposed settlement. If Semler Sci and DOJ are not able to conclude a final settlement reasonably acceptable to all parties, including reaching any necessary agreements with HHS, there is still a risk that DOJ will file a complaint or complaint in intervention in a civil False Claims Act lawsuit seeking damages in excess of such agreed settlement amount, which potential loss cannot be reasonably estimated. Should the parties not be able to reach settlement and DOJ file a complaint, Semler Sci intends to vigorously defend itself in any such action.

Coinbase Master Loan Agreement

On April 15, 2025, Semler Sci entered into a Master Loan Agreement with Coinbase Credit Inc. as lender, and Coinbase Inc., together the Coinbase entities. Under the master loan agreement, Semler Sci may borrow, from time to time, cash or digital assets, which loans, if any, are intended to be collateralized with a first priority security interest in the Bitcoin that Semler Sci posts as collateral. Loans under the master loan agreement will be subject to certain minimum margin requirements based on the loan amount relative to the market value of the Bitcoin collateral posted. The specific terms of any loan (including loan amount, rate, fees, collateral, margin requirements and maturity) will be set forth from time to time in a separate confirmation under the master loan agreement. Should the value of the Bitcoin collateralizing the loan fall below the minimum margin requirements in the confirmation, Semler Sci could be required to transfer additional Bitcoin, or other eligible collateral, to Coinbase to reduce or repay the loan amount. Semler Sci will pay a monthly loan fee to Coinbase based on the outstanding loan and determined in accordance with the terms of the confirmation. If Semler Sci is able to reach settlement with DOJ, Semler Sci intends to borrow under the Coinbase master loan agreement and use such proceeds (along with its cash on hand) to pay the proposed settlement with DOJ described above in this Item 8.01.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “anticipate,” “estimate,” “potential,” “possible,” “may,” “will,” or words with similar meaning or the negatives of these terms or by the discussion of plans, strategy or intentions. The forward-looking statements in this current report include express or implied statements regarding preliminary unaudited interim financial information, settlement with DOJ (including relator counsel fees and HHS discussions), borrowings from Coinbase, and other express or implied statements regarding Semler Sci’s business and acquiring and holding bitcoin, among others. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Sci’s actual results to differ materially from those discussed here, such as risks related to the financial close process; risks inherent with settlement of government investigations and negotiating terms with multiple parties; risks related to borrowing funds, including changing interest rates and credit markets and volatility in bitcoin; along with other risks related to Semler Sci’s bitcoin treasury strategy, its healthcare business and those risk factors detailed in Semler Sci's filings with the Securities and Exchange Commission. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this current report are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this current report and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: April 15, 2025	By:	/s/ Renae Cormier
Name: Renae Cormier
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)